'                                                                     EXHIBIT 11
                                                                     Page 1 of 2

                            INTEGRAMED AMERICA, INC.
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
               All amounts in thousands, except per share amounts

                                                   For the                                 For the
                                                three months                             years ended
                                               ended March 31,                           December 31,
                                              -----------------     ---------------------------------------------------
Primary                                        1997     1996        1996        1995         1994        1993      1992
-------                                        ----     ----        ----        ----         ----        ----      ----
Net (loss) income ........................   $ (45)     $ (74)   $(1,490)        $ 70       $ (814)    $(4,597)  $(1,956)
Less: Dividends accrued and/or paid
on Preferred Stock .......................     (33)      (154)      (132)        (600)      (1,146)       (748)       --
Add: Interest on promissory notes ........      --         --        --           --           --          --         29
                                            ------     ------     ------       ------       ------      ------    ------
Net loss applicable to Common Stock
before consideration for induced
conversion of Preferred Stock ............   $ (78)    $ (228)   $(1,622)      $ (530)     $(1,960)    $(5,345)  $(1,927)

Assumed value of Common Stock issued
to induce conversion of Preferred Stock,
net of the reversal of $973,000 of accrued
Preferred Stock dividends                       --         --      3,292          --           --          --        --
                                            ------     ------     ------       ------       ------      ------    ------
Net loss for computation .................   $ (78)    $ (228)   $(4,914)     $  (530)     $(1,960)    $(5,345)  $(1,927)
                                            ======     ======     ======       ======       ======      ======    ======
Net loss per share of Common Stock
before consideration for induced
conversion of Preferred Stock ............ $ (0.01)   $ (0.04)   $ (0.21)     $ (0.09)     $ (0.32)    $ (2.01)  $ (0.94)

Assumed per share value of
conversion inducement                           --         --       0.47          --           --          --        --
                                            ------     ------     ------       ------       ------      ------    ------
Net loss per share of Common Stock ....... $ (0.01)   $ (0.04)   $ (0.68)     $ (0.09)     $ (0.32)    $ (2.01)  $ (0.94)
                                            ======     ======     ======       ======       ======      ======    ======
Weighted average number of shares
of Common Stock outstanding ..............   9,544      6,087      7,602        6,087        6,081       2,654     2,042
                                            ======     ======     ======       ======       ======      ======    ======

                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                            INTEGRAMED AMERICA, INC.
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
               All amounts in thousands, except per share amounts

                                                   For the                                  For the
                                                three months                              years ended
                                               ended March 31,                           December 31,
                                              -----------------     ---------------------------------------------------
Primary                                        1997     1996        1996        1995         1994        1993      1992
-------                                        ----     ----        ----        ----         ----        ----      ----
Net (loss) income applicable to
Common Stock before consideration
for induced conversion of Preferred
Stock ....................................   $ (45)     $ (74)   $(1,490)        $ 70       $ (814)    $(4,597)  $(1,956)

Assumed value of Common Stock
issued to induce conversion of Preferred
Stock, net of the reversal of  $973,000
of accrued Preferred Stock dividends .....      --         --      3,292          --           --          --        --

Add: Interest on promissory notes ........      --         --        --           --           --          --         29
                                            ------     ------     ------       ------       ------      ------    ------
Net (loss) income for computation ........   $ (45)     $ (74)   $(4,782)       $  70       $ (814)    $(4,597)  $(1,927)
                                            ======     ======     ======       ======       ======      ======    ======
Weighted average number of shares
of Common Stock outstanding ..............   9,544      6,087      7,602        6,087        6,081       2,654     2,007

Add: Common equivalent shares
(determined using the "treasury stock"
method) representing incremental shares
issuable upon assumed exercise of
optionsand warrants using average or
ending market price ......................     208        389        197          508           27          46        35

Shares of Common Stock issued upon
assumed conversion of
Preferred Stock ..........................     265      1,001        250          980          989       2,200       --
                                            ------     ------     ------       ------       ------      ------    ------
Average number of shares of Common
Stock and Common Stock
equivalents outstanding ..................  10,017      7,477      8,049        7,575        7,097       4,900     2,042
                                            ======     ======     ======       ======       ======      ======    ======
Net loss per share of Common Stock
before consideration for induced
conversion of Preferred Stock ............ $ (0.00)   $ (0.01)   $ (0.18)      $ 0.01       $(0.11)        --    $ (0.94)

Assumed per share value of
conversion inducement ....................     --         --         --           --           --
                                            ------     ------     ------       ------       ------      ------    ------
Net loss per share of Common Stock
and Common Stock Equivalents ............. $ (0.00)   $ (0.01)   $ (0.65)      $ 0.01       $(0.11)    $ (0.94)  $ (0.94)
                                            ======     ======     ======       ======       ======      ======    ======